UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒ Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
EVOFEM BIOSCIENCES, INC.
__________

(Name of Registrant as Specified in Its Charter)
__________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

Evofem Biosciences, Inc. (the “Company”) is filing these definitive additional proxy materials to amend and supplement certain information in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on March 30, 2022 (the “Definitive Proxy Statement”). All other information in the Definitive Proxy Statement/Prospectus remains unchanged.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

The Supplemental Disclosures should be read in conjunction with the Definitive Proxy, which should be read in its entirety and is available free of charge on the SEC’s website at www.sec.gov. Page number references below are to page numbers in the Definitive Proxy Statement, and capitalized terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. To the extent the information in the Supplemental Disclosures differs from or conflicts with the information contained in the Definitive Proxy Statement, the information set forth in the Supplemental Disclosures shall be deemed to supersede the respective information in the Definitive Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Definitive Proxy Statement, and strikethrough text shows text being removed from a referenced disclosure in the Definitive Proxy Statement.

The disclosure on page 51 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section “General” as follows:

At the Annual Meeting of Stockholders, holders of our common stock and Series C Preferred Stock are being asked to approve the proposal that our Amended and Restated Certificate of Incorporation, as amended (the Certificate of Incorporation), be amended to effect (a) a reverse stock split of the issued and outstanding shares of common stock (such split to combine a number of outstanding shares of our common stock at a ratio of between 1-for-5 and 1-for-15, such number consisting of only whole shares, into one (1) share of common stock) (the Reverse Stock Split) and (b) a reduction in the number of authorized shares of our common stock from 500,000,000 shares to 250,000,000 shares (the Reduction). The affirmative vote of a majority of the combined voting power of the outstanding shares of common stock and Series C Preferred Stock, voting together as a single class as of the record date, is required to approve the Reverse Stock Split. The affirmative vote of the outstanding shares of common stock, voting as a class as of the record date, is required to approve the Reduction. As set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock previously disclosed, holders of the Series C Preferred Stock are only entitled to vote with respect to the Reverse Stock Split at the Annual Meeting and are not entitled to vote with respect to the Reduction. As such, votes by holders of Series C Preferred Stock will not be counted with respect to the Reduction. If approved by the stockholders, the Reverse Stock Split ~~reverse stock split~~ would become effective at a time, and at a ratio, to be designated by the Board. The Board may effect only one reverse stock split as a result of this authorization. The Board’s decision as to whether and when to effect the Reverse Stock Split ~~reverse stock split~~ will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the continued listing requirements of The Nasdaq Capital Market. Even if the stockholders approve the Reverse Stock Split ~~reverse stock split~~, we reserve the right not to effect the Reverse Stock Split ~~reverse stock split~~ if the Board does not deem it to be in the best interests of us and our stockholders to effect the Reverse Stock Split ~~reverse stock split~~. The Reverse Stock Split ~~reverse stock split~~, if authorized pursuant to this resolution and if deemed by the Board to be in the best interests of us and our stockholders, will be effected, if at all, at a time that is not later than six months after the date of the Annual Meeting. If effected, the Amendment, as more fully described below, will effect the Reverse Stock Split ~~reverse stock split~~ and, if approved by the affirmative vote of the outstanding shares of Common Stock, voting as a class as of the record date, reduce the number of shares of common stock authorized by our Certificate of Incorporation. If the requisite vote to approve the Reverse Stock Split is achieved, but the requisite vote to achieve the Reduction is not achieved, the Board may, in its discretion, effect the Reverse Stock Split as contemplated above, but it shall not effect the Reduction.

The disclosure on page 52 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section “Reduction in Authorized Shares” (up to but not including the subsection “Current Capital Structure”) as follows:

As a matter of Delaware law, the implementation of the reverse stock split does not require a reduction in the total number of authorized shares of our common stock. However, if the holders of a majority of our issued and outstanding common stock approve Proposal 3 ~~shareholders adopt and approve the Amendment to effect the reverse stock split and the reduction in the number of authorized shares and the reverse stock split is implemented~~, the number of authorized shares of our common stock will be reduced from 500,000,000 shares to 250,000,000 shares. The Board believes that this non-proportional decrease is advisable because a reduction in the number of our authorized shares of common stock is expected to lower the franchise tax due to the State of Delaware, which is the state in which we are incorporated, and yet also increases the number of shares of our authorized common stock available for future financings and strategic transaction following the reverse stock split.

The disclosure on page 54 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section “Principal Effects of the Reverse Stock Split and Reduction in Authorized Shares” as follows:

If the ~~stockholders~~ requisite holders approve the proposal to authorize the Board to implement the Reverse Stock Split and Reduction ~~reverse stock split~~ and the Board implements the Reverse Stock Split and Reduction ~~reverse stock split~~, we will amend our Certificate of Incorporation by striking out the first paragraph of the section titled “Capital Stock” of Article IV in its ~~their~~ entirety and by substituting in lieu thereof the following three paragraphs:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 255,000,000 shares, consisting of (a) 250,000,000 shares of Common Stock, $0.0001 par value per share (the Common Stock) and (b) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (the Preferred Stock).

Upon effectiveness of this Certificate of Amendment (the Effective Time), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that between and including five (5) and fifteen (15) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued as a result of the reverse stock split. Instead, any stockholder who would otherwise be entitled to a fractional share of our Common Stock as a result of the reclassification shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of our Common Stock multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split. Notwithstanding the foregoing, the Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the reverse stock split or cash in lieu of fractional shares, if any, unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a cash payment in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a cash payment in lieu of a fractional share of Common Stock).”

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock, and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that cash payments are made in lieu of fractional shares. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. Following the reverse stock split, our common stock will continue to be listed on The Nasdaq Capital Market, under the symbol “EVFM,” although it would receive a new CUSIP number.

By approving this Amendment, stockholders will approve the combination of any whole number of shares of common stock between and including five (5) and fifteen (15) into one (1) share~~]~~. The Amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board to be in the best interests of the Company and its stockholders. The Board will not implement any amendment providing for a different split ratio. If the holders of a majority of our issued and outstanding common stock do not approve the Reduction, the Board may, in its discretion, elect to implement the Reverse Stock Split without implementing the Reduction.

The disclosure on page 57 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section “Vote Required and Board’s Recommendation” as follows:

The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of common stock and Series C Preferred Stock, voting together as a single class, having voting power outstanding on the Record Date is required to approve the Amendment to effect the Reverse Stock Split ~~(a) a reverse stock split of our common stock, and (b) a reduction in the number of authorized shares~~. The affirmative vote of the holders of a majority of the outstanding shares of common stock, voting as a class, having voting power outstanding on the Record Date is required to approve the Amendment to effect the Reduction. The holders of common stock have the right to cast one vote per share of common stock on this proposal. The holders of Series C Preferred Stock have the right to cast 50,000 votes per share of Series C Preferred Stock on the Reverse Stock Split only ~~this proposal~~, provided, that such votes must be counted by the Company in the same proportion as the aggregate shares of common stock voted on this proposal. As an example, if the holders of 50.5% of the outstanding common stock are voted at the meeting in favor of this proposal, the Company can count 50.5% of the votes cast by the holders of the Preferred Stock as votes in favor of this proposal.

THE BOARD RECOMMENDS A VOTE TO AUTHORIZE THE BOARD IN ITS DISCRETION TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT (A) A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN FIVE (5) AND FIFTEEN (15), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK), AND (B) A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 500,000,000 TO 250,000,000. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

The disclosure on page 68 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section “How Many Votes Do I Have?” as follows:

Each share of our common stock that you own entitles you to one vote on each proposal properly brought before the meeting. Each share of Series C Preferred Stock is entitled to 50,000 votes on the Reverse Stock Split under Proposal 3, however, the Series C Preferred Stock shall not be entitled to vote on the Reduction under Proposal 3 or any other proposal or matter brought before the meeting.

The disclosure on page 70 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section “What Vote is Required to Approve Each Proposal and How are Votes Counted?” as follows:

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. These broker non-votes will have no effect on the results of this vote.

Proposal 2: Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers	The affirmative vote of a majority of the votes cast either affirmatively or negatively, at a meeting at which a quorum is present, is required to approve this non-binding advisory proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the approval of the non-binding advisory vote to approve the compensation of our named executive officers.

Proposal 3: Reverse Stock Split
The affirmative vote of a majority of the combined voting power of the outstanding shares of common stock and Series C Preferred Stock, voting together as a single class as of the record date is required to approve the Reverse Stock Split. The affirmative vote of the outstanding shares of common stock, voting as a class as of the record date is required to approve the Reduction ~~this proposal~~. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against this proposal. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote “against” this proposal.

Proposal 4: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the total votes cast on the proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, the Audit Committee of our Board will reconsider its selection.

IMPORTANT INFORMATION ABOUT PROPOSAL 3 AND WHERE TO FIND IT

A full description of the terms of Proposal 3 is provided in the Definitive Proxy Statement. The Company urges its investors, stockholders and other interested persons to read the Definitive Proxy Statement as well as other documents filed with the SEC because these documents will contain important information about the Company and Proposal 3. The Definitive Proxy Statement was mailed on or about March 30, 2022 to Company stockholders of record as of the close of business on March 28, 2022. Stockholders are also able to obtain a copy of the Definitive Proxy Statement, and other documents filed with the SEC without charge, by directing a request to: Alexander A. Fitzpatrick, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, California 92130. The Definitive Proxy Statement can also be obtained, without charge, at the SEC’s website (www.sec.gov).

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to Proposal 3 under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s Definitive Proxy Statement, and is available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Alexander A. Fitzpatrick, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, California 92130.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: April 7, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer